PHH CORPORATION    11333 MCCORMICK ROAD
                   HUNT VALLEY, MARYLAND 21031

                                                                          PHH
                                                                 July 15, 1994

To the Stockholders:

    You  are  invited  to  attend  the  Annual  Meeting of Stockholders of PHH
Corporation, which will be held on Monday, August 22, 1994, at 10 o'clock a.m., at the PHH Corporation Headquarters Building, 11333 McCormick Road, Hunt Valley, Maryland 21031. The accompanying Notice of Annual Meeting of
Stockholders and Proxy Statement describe in detail the matters to be considered and acted upon, and you should read such material carefully.

    We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares be represented. ACCORDINGLY, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

                                      Sincerely yours,

                                      ROBERT D. KUNISCH
                                        Chairman of the Board, Chief Executive
                                        Officer and President

PHH CORPORATION    11333 MCCORMICK ROAD
                   HUNT VALLEY, MARYLAND 21031

                                                                           PHH
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD AUGUST 22, 1994

To the Stockholders:

    The Annual Meeting of Stockholders of PHH Corporation (the "Company") will be held at the PHH Corporation Headquarters Building, 11333 McCormick Road, Hunt Valley, Maryland 21031 on Monday, August 22, 1994, at 10 o'clock a.m. (E.D.T.), for the following purposes:

    1. To elect three Group B Directors of the Company to hold office for three years, and until their successors are elected and qualified.

    2. To act upon such other matters as may properly come before the meeting.

    You are entitled to vote all shares of common stock of the Company registered in your name at the close of business on June 24, 1994, the record date fixed for the determination of the stockholders entitled to notice of and to vote at the meeting. IF YOU CANNOT PERSONALLY ATTEND THE MEETING, WE URGE YOU TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                      By Order of the Board of Directors,
                                        EUGENE A. ARBAUGH
                                          Secretary

July 15, 1994

                               PROXY STATEMENT

                               ---------------

                             GENERAL INFORMATION

    This Proxy Statement is being sent or given to the stockholders of PHH Corporation, 11333 McCormick Road, Hunt Valley, Maryland 21031 (410-771-3600) on approximately July 15, 1994, in connection with the solicitation of proxies by the Company to be used at the Annual Meeting of Stockholders which will be held on August 22, 1994 (the ``Annual Meeting"). The solicitation of proxies will generally be by mail, and in some instances, solicitation may be made by telephone or telecopier, the cost of which will be borne by the Company. The Company will supply proxies and proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmission to the beneficial owners of its stock, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses in so doing. The Company also has retained Georgeson & Company, Inc., to aid in the solicitation of proxies and to verify certain records related to the solicitation at a cost estimated to be $8,000 plus expenses.

    Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to exercise of the proxy. Such right of revocation is not limited or subject to compliance with any formal procedure.

    As of June 24, 1994, the Company had issued and outstanding 17,320,943 shares of Common Stock. Each such outstanding share entitles the holder thereof of record at the close of business on that date to one vote at the meeting or any adjournment thereof. The shares represented by all properly executed proxies will be voted in accordance with the terms thereof. The election of Directors requires a plurality of the votes cast with a quorum present. For purposes of the election of Directors, abstentions and broker non-votes are not considered to be votes cast and have no effect on the plurality vote required for the election of Directors.

    It is the policy of the Company that all stockholder votes, whether by proxy or in person, will be handled in a manner that protects individual stockholder voting privacy. Only the proxy solicitor, independent tabulator and the few other persons engaged in the receipt and tabulation of proxies and ballots have access to them and such persons are required to keep all voting information confidential. Under the policy, no vote of any individual stockholder will be disclosed to the Company except when required by law, when disclosure is voluntarily made or requested by a stockholder, in certain circumstances in a proxy contest, or when there is a bona fide dispute as to the authenticity or tabulation of votes.

                            ELECTION OF DIRECTORS

    The Company's Charter and By Laws provide for a classified Board of Directors consisting of 11 Directors to serve in three groups: Group A, Group B and Group C.

    At the meeting, three Group B Directors will be elected to hold office for a three-year term and until their successors are elected at the 1997 Annual Meeting of Stockholders. Each of the nominees named below for election is currently a Director and was elected at the 1991 Annual Meeting of Stockholders except for Mr. Kunisch who was elected at the 1993 Annual Meeting of Stockholders for a three-year term expiring at the 1996 Annual Meeting of Stockholders. Alan P. Hoblitzell, Jr., who served as a Director since 1970, resigned from the Board of Directors effective March 1, 1994. Thomas V. King, who has served as a Director since 1980, announced his retirement from the Board of Directors effective August 19, 1994. In connection with the resignation of Mr. Hoblitzell and the anticipated retirement of Mr. King (both Group B Directors), Mr. Kunisch was recently reclassified as a Group B Director in accordance with the Company's Charter requirement that the number of Directors be apportioned among the classes as nearly equal as possible. Management does not expect that any nominee will be unable to serve as a
Director, but if that should occur for any reason prior to the meeting, the proxy holders reserve the right to vote for another person of their choice. The nominees for election as Group B Directors are as follows:

NAME AND AGE                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
- - ------------                   ------------------------------------------

ANDREW F. BRIMMER, 67          President   of  Brimmer  &  Company,  Inc.,  an
                               economic   and   financial   consulting   firm,
                               Washington,   D.C.,  since  1976.  Director  of
                               BankAmerica   Corporation,  Connecticut  Mutual
                               Life  Insurance  Company,  BlackRock Investment
                               Income  Trust,  Inc., E. I. duPont de Nemours &
                               Company,  Navistar  International  Corporation,
                               BellSouth  Corporation, Gannett Company and UAL
                               Corporation.  Director  of  the  Company  since
                               1990; member of the Finance Committee.

PAUL X. KELLEY, 65             Vice  Chairman of Cassidy and Associates, Inc.,
                               a  government relations firm, Washington, D.C.,
                               since  1987.  Commandant  of  the United States
                               Marine  Corps  from  1983  to 1987. Director of
                               Allied-Signal,   Inc.,   GenCorp,   Inc.,   The
                               Wackenhut  Corporation,  The Holden Group, UST,
                               Inc.,  Sturm,  Ruger  & Company, Inc., and Saul
                               Centers,  Inc.  Director  of  the Company since
                               1987; Chairman of the Audit Committee and member of the Nominating Committee.

ROBERT D. KUNISCH, 53          Chairman  of  the  Board  of  the Company since
                               1989,   Chief  Executive  Officer  since  1988,
                               President  since 1984. Formerly Chief Operating
                               Officer  from  1984  to  1987, President of PHH
                               Homequity   Corporation   from  1976  to  1984.
                               Director  of Mercantile Bankshares Corporation,
                               CSX  Corporation  and  GenCorp. Director of the
                               Company  since  1984; Chairman of the Executive
                               Committee.

    THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  THE  STOCKHOLDERS APPROVE THE
PROPOSAL TO ELECT GROUP B DIRECTORS. APPROVAL OF THE ELECTION OF GROUP B DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES OF THE COMPANY'S COMMON STOCK CAST WITH A QUORUM PRESENT.

    CONTINUING DIRECTORS. The balance of the current 11-member Board of Directors consists of four Group A Directors and four Group C Directors, none of whom are nominees for election at the meeting and all of whom will continue in office after the meeting for the terms shown below. All of the Group A Directors were elected at the 1993 Annual Meeting of Stockholders, and all of the Group C Directors were elected at the 1992 Annual Meeting of Stockholders.

    Group A Directors--Term expiring at the 1996 Annual Meeting.

NAME AND AGE                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
- - ------------                   ------------------------------------------

GEORGE L. BUNTING, JR., 53     President,    Bunting   Management   Group,   a
                               financial  services firm, since 1991. Formerly,
                               Chairman  of  the  Board  and  Chief  Executive
                               Officer  of  the  Noxell  Corporation, a wholly
                               owned   subsidiary  of  The  Procter  &  Gamble
                               Company,  a  proprietary  drug,  toiletries and
                               cosmetics  manufacturer, Hunt Valley, Maryland,
                               from  1986  to  1990. Director of Bell Atlantic
                               Maryland,   Inc.,   Crown   Central   Petroleum
                               Company,  Mercantile Bankshares Corporation and
                               USF&G Corporation. Director of the Company since 1989; member of the Audit, Executive and Nominating Committees.

NAME AND AGE                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
- - ------------                   ------------------------------------------

BARBARA S. FEIGIN, 56          Executive  Vice  President of Grey Advertising,
                               Inc., a New York City advertising agency, since
                               1983.  Director  of  VF Corporation and Circuit
                               City Stores, Inc. Director of the Company since
                               1992; member of the Audit Committee.

DONALD J. SHEPARD, 47          Chairman  of  the  Board  of AEGON USA, Inc., a
                               holding    company    owning    insurance   and
                               insurance-related    companies,   since   1992,
                               President  and  Chief  Executive  Officer since
                               1989,   Executive   Vice  President  and  Chief
                               Operating  Officer from 1985 to 1989. Member of
                               the  Executive  Committee  of  AEGON N.V. since
                               1992.   Director   of   Mercantile   Bankshares
                               Corporation.  Director  of  the  Company  since
                               1993;  member  of  the  Executive  and  Finance
                               Committees.

ALEXANDER B. TROWBRIDGE, 64    President   of  Trowbridge  Partners,  Inc.,  a
                               Washington,  D.C.  consulting firm, since 1990.
                               President   of   the  National  Association  of
                               Manufacturers  from  1980  to 1990. Director of
                               New  England  Mutual  Life  Insurance  Co., WMX
                               Technologies    Inc.,    The   Rouse   Company,
                               SunResorts Inc., Harris Corp., The Sun Co., The
                               Gillette  Company,  ICOS  Corporation,  and the
                               Warburg-Pincus  Counselors  Funds.  Director of
                               the   Company   since   1984;   member  of  the
                               Nominating Committee.

    Group C Directors--Term expiring at the 1995 Annual Meeting.

NAME AND AGE                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
- - ------------                   ------------------------------------------

JAMES S. BEARD, 53             Vice-President    of    Caterpillar   Inc.,   a
                               manufacturer  of  earth-moving equipment, since
                               1990.  Director  and  President  of Caterpillar
                               Financial  Services Corporation, a wholly owned
                               subsidiary  of  Caterpillar,  Inc.,  Nashville,
                               Tennessee   and  its  predecessor,  Caterpillar
                               Leasing Co., from 1984 to present. Director of the Company since 1992; member of the Audit and Finance Committees.

L. PATTON KLINE, 65            Vice Chairman of Marsh & McLennan Incorporated,
                               an  insurance  services  company, New York, New
                               York,  from  1985  to 1988. Director of Marsh &
                               McLennan  Companies,  Inc.  from  1975 to 1988;
                               President  and  Chairman  of  Marsh & McLennan,
                               Inc.,  from  1975 to 1980; President of Marsh &
                               McLennan  Companies  Inc.  from  1980  to 1984.
                               Director  of  UtiliCorp United. Director of the
                               Company    since    1983;   Chairman   of   the
                               Compensation Committee.

FRANCIS P. LUCIER, 66          Chairman  of  the  Board  of  Hartland & Co., a
                               pension  finance consulting company, Cleveland,
                               Ohio,  since  1989. Management consultant since
                               1984. Chairman of the Board and Chief Executive
                               Officer  of  Mohawk  Data Sciences Corporation,
                               manufacturer  of computer hardware and software
                               systems,  from  1984  to  1985. Chairman of the
                               Board of Micom Systems, Inc., from January 1988
                               until  its  sale in September 1988. Chairman of
                               the  Board  of  The  Black & Decker Corporation
                               from  1979  to  1984 and President from 1972 to
                               1979.  Director  of  Beckman Instruments, Inc.,
                               and  Miami  Subs  Corporation.  Director of the
                               Company  since 1973; Chairman of the Nominating
                               Committee   and   member  of  the  Compensation
                               Committee.

NAME AND AGE                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
- - ------------                   ------------------------------------------

KENT C. NELSON, 56             Chairman  of  the  Board  and  Chief  Executive
                               Officer  of  United  Parcel Service of America,
                               Inc., a consolidated parcel delivery company, Atlanta, Georgia, since 1989, Vice Chairman in
                               1989,  Executive  Vice  President  from 1986 to
                               1989 and Director and Senior Vice President from 1983 to 1985. Director of the Company since 1989; Chairman of the Finance Committee.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

    The Board of Directors held eight meetings during the fiscal year ended April 30, 1994. All Directors, except Messrs. Brimmer and Hoblitzell, attended at least 75% of the aggregate number of meetings of the Board and the Committees on which they served during the fiscal year. Messrs. Brimmer and Hoblitzell attended at least 50%, but less than 75%, of the aggregate number of meetings of the Board and the Committees on which they served. Among the standing committees of the Board of Directors of the Company are the Audit, Compensation, Finance and Nominating Committees.

    The Audit Committee, comprised of Messrs. Kelley (Chairman), Beard, Bunting and Ms. Feigin, held three meetings during the fiscal year ended April 30, 1994. The duties of the Audit Committee include: making recommendations concerning the appointment of the Company's independent auditors, their fees and the scope of their audits; approving the performance of certain non-audit services; conferring with the independent auditors; receiving and reviewing reports of the independent auditors; and determining the duties and responsibilities of the Company's internal auditing staff and monitoring the adequacy of the Company's internal controls.

    The Compensation Committee, comprised of Messrs. Kline (Chairman), King and Lucier, held five meetings during the fiscal year ended April 30, 1994. The duties of the Compensation Committee include: reviewing and approving the policies concerning compensation of the directors and officers; making recommendations concerning the salaries for officers of the Company; reviewing and approving distributions made under certain incentive bonus plans; administering the Company's Stock Compensation Plans, Annual and Long-Term Incentive Plans, Executive Deferred Compensation Plan, Supplemental Executive Retirement Plan, and Senior Executive Severance Plan; and appointing members of the Employee Benefits Committee which administers the Company's Pension and 401(k) Plans.

    The Finance Committee, comprised of Messrs. Nelson (Chairman), Beard, Brimmer and Shepard, held five meetings during the fiscal year ended April 30, 1994. The duties of the Finance Committee include: reviewing and monitoring policies underlying the financial plans and structure of the Company; reviewing proposed capital plans and budgets; establishing and maintaining a dividend policy, including such elements as a proper dividend payout ratio; and reviewing proposed major financing activities and all offerings of equity securities.

    The Nominating Committee, comprised of Messrs. Lucier (Chairman), Bunting, Kelley, King and Trowbridge, held three meetings during the fiscal year ended April 30, 1994. The duties of the Nominating Committee include: selecting and submitting to the Board qualified candidates to fill vacancies on the Board; reviewing the slate of directors to be elected at the Company's annual
stockholders'   meeting;   receiving   and  reviewing  the  qualifications  of
candidates for key corporate offices; acting as an advisory board to management concerning manpower planning and reviewing policies concerning the structure of the Board of Directors. The Nominating Committee will consider nominees suggested by stockholders for election to the Board of Directors.

Recommendations by stockholders should be forwarded to the Secretary of the Company and should identify the nominee by name and provide pertinent information concerning the nominee's background and experience.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company received, in fiscal year 1994, a $30,000 annual retainer fee plus $1,000 for each Board or Committee meeting attended, and each Committee Chairman received an additional $3,000 annual fee. One-third of the annual retainer was paid in the Company's Common Stock and deferred under the Directors Deferred Stock Retirement Plan (the "Mandatory Deferral"). Directors may elect to have all or any part of the remaining portion of the annual retainer as well as the meeting fees and Committee Chairman retainer fee deferred either under the Company's Directors Deferred Compensation Plan in one or more mutual funds or under the Directors Deferred Stock Retirement Plan in the Company's Common Stock. Under the terms of the Directors Deferred Stock Retirement Plan, the Company matched, in shares of PHH Common Stock, a portion of the Directors' Mandatory Deferrals for fiscal year 1994 based on the Company's achievement of the threshold minimum earnings per share targets established by the Board of Directors upon the effective date of the Plan. Under both Plans, amounts elected to be deferred are not includable in a Director's gross income for Federal income tax purposes until actually distributed to the Director.

    Non-employee Directors are also eligible to receive stock options pursuant to the PHH Corporation Outside Directors Stock Option Plan (the ``Directors Option Plan"). Options to acquire shares of the Company's Common Stock have been granted to the Directors pursuant to the Directors Option Plan which became effective in August of 1990. The Directors Option Plan is administered by the Compensation Committee of the Board of Directors and stock options representing an aggregate of not more than 100,000 shares of Common Stock are available to be granted under the Directors Option Plan.

    Options to purchase 1,500 shares of Common Stock are granted to each director under the Directors Option Plan upon the first anniversary of the Director's election to the Board. In addition, on May 1 of each year, each Director is automatically granted an option to purchase 500 shares of Common Stock. The option exercise price per share is the fair market value of the shares of Common Stock represented by the stock option on the date of grant. The option may not be exercised prior to the first anniversary of the date of grant and may not be exercised after the earlier of (a) 10 years following the date of grant or (b) one year following the date the Director ceases to be a director; provided that a stock option shall become immediately exercisable in full upon either the retirement of the Director with the consent of the Board or the death or permanent disability of the Director.

    Payment of the option exercise price shall be made at the time the option is exercised in cash or shares of the Company's Common Stock owned by the optionee, or in a combination of cash and such owned shares. When the Company's Common Stock is used in full or partial payment of the exercise price, it is valued at its fair market value on the date of option exercise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The only persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock are:


                NAME AND ADDRESS         AMOUNT AND NATURE OF
TITLE OF CLASS  OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP PERCENT OF CLASS
- - --------------- ------------------------ -------------------- ----------------
PHH Corporation Invesco Capital Manage-
Common Stock      ment, Inc.
                1315 Peachtree Street
                  N.E.                        1,957,600          11.2% (1)
                Atlanta, Georgia 30309

PHH Corporation Fund  Asset  Management,
Common Stock      Inc.
                800 Scudders Mills Road       1,670,400           9.6% (2)
                Plainsboro,  New  Jersey
                  08536
- - ----------
1. Information reported is derived from Form 13F of Invesco Capital Management, Inc., dated April 22, 1994, and filed with the Securities and Exchange Commission. As reported in Form 13F, the person filing the statement had (i) sole dispositive power as to 1,740,100 of such shares and shared dispositive power as to 217,500 of such shares, (ii) sole voting power as to 818,200 of such shares, (iii) shared voting power as to 468,700 of such shares and (iv) no voting power as to 670,700 of such shares. As reported in Form 13F, the information is given as of March 31, 1994.

2. Information reported is derived from Form 13F of Fund Asset Management, Inc., dated April 28, 1994, and filed with the Securities and Exchange Commission. As reported in Form 13F, the person filing the statement had
   (i) shared dispositive power as to 1,670,000 shares and sole dispositive power as to 400 of such shares (ii) sole voting power as to 1,670,000 shares and (iii) no voting power as to 400 of such shares. As reported in Form 13F, the information is given as of March 31, 1994.

    The following table shows, as of June 2, 1994, the shares of Common Stock of the Company beneficially owned by all Directors of the Company, by nominees for director, by each of the executive officers named in the Summary Compensation Table, by the Directors and executive officers as a group, and by all employees:

                                                           NUMBER OF SHARES
                                                             AND NATURE OF
                                                              BENEFICIAL
                                                              ----------
NAME                                                        OWNERSHIP(A)(B)
- - ----                                                        ---------------

William F. Adler ......................................       123,684 (c)(h)
James S. Beard ........................................         3,905 (l)
Andrew F. Brimmer .....................................         3,464 (l)
George L. Bunting, Jr. ................................         5,946 (l)
Barbara S. Feigin .....................................           823 (l)
Stephen A. Fragapane ..................................       131,074 (d)(h)
Paul X. Kelley. .......................................         4,224 (e)(l)
Thomas V. King ........................................         5,723 (f)(l)
L. Patton Kline .......................................         3,923 (g)(l)
Robert D. Kunisch .....................................       369,117 (h)(i)
Francis P. Lucier .....................................         4,423 (j)(l)
Roy A. Meierhenry .....................................       116,231 (h)
Kent C. Nelson ........................................         4,535 (l)
H. Robert Nagel .......................................        71,615 (h)
Donald J. Shepard .....................................         1,367 (l)
Alexander B. Trowbridge ...............................         3,523 (l)
All  Directors  and  executive  officers as a group (23
  persons) ............................................     1,086,002 (h)
All employees (3,156 persons) .........................       821,921 (k)
- - ----------
(a) Except  for  Mr.  Kunisch,  who  beneficially  owns 2.10% of the Company's outstanding Common Stock, no individual Director, nominee or executive officer beneficially owns more than 1% of the Company's outstanding Common Stock. Directors and executive officers as a group beneficially own 5.98% of the Company's outstanding Common Stock. Except as otherwise indicated, all beneficial ownership is direct ownership.
(b) Includes shares subject to stock options which may be exercised within 60 days of June 2, 1994, as follows: Mr. Kunisch, 291,920 shares; each other Director with the exception of Messrs. Beard, King and Shepard and Ms. Feigin, 3,000 shares; Mr. Beard, 2,500 shares; Mr. King, 1,000 shares and Ms. Feigin 500 shares; Mr. Fragapane, 105,800 shares; Mr. Adler, 100,850 shares; Mr. Nagel, 61,550 shares; and Mr. Meierhenry, 93,150 shares; and all Directors and executive officers as a group, 871,149 shares.
(c) Includes 18,000 shares which Mr. Adler owns jointly with his wife.
(d) Includes 20,000 shares which Mr. Fragapane owns jointly with his wife.
(e) Includes 309 shares which Mr. Kelley owns jointly with his wife.
(f) Includes 4,500 shares which Mr. King owns jointly with his wife.
(g) Includes 700 shares in an inter vivos trust in which Mr. Kline has a beneficial interest.
(h) Includes   shares  in  which  all  rights  under  the  Company's  Employee
    Investment Plan had vested as of June 2, 1994.
(i) Includes 2,500 shares owned directly by Mr. Kunisch's wife.
(j) Includes 1,000 shares in a pension plan and trust in which Mr. Lucier has a beneficial interest.
(k) Includes only those shares in which all rights under the Company's Employee Investment Plan had vested as of June 2, 1994.
(l) Includes shares deferred under the Directors Stock Retirement Plan as of June 2, 1994.

    Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and any persons owning more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. In fiscal year 1994, the Company's officers, Robert D. Kunisch, Stephen A.
Fragapane, William F. Adler, H. Robert Nagel, Roy A. Meierhenry, Eugene A. Arbaugh, Nan A. Grant, Terry E. Kridler, Edwin F. Miller, Robert W. Mitchell, Donna C. Startzel, and Samuel H. Wright were late in filing the annual report, on Form 5, of acquisitions of Company Common Stock through the Company's Employee Investment (401(k)) Plan. In addition, James S. Beard, a Director of the Company, filed a late report reflecting shares of the Company's Common Stock acquired upon the grant of a Company stock option.

                            EXECUTIVE COMPENSATION

    The following table (the ``Summary Compensation Table") sets forth for the Company's fiscal years ended April 30, 1994, 1993 and 1992, annual and long-term compensation information as to the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 during fiscal year 1994. No stock appreciation rights (SARs) were granted during fiscal years 1992-1994, nor have any SARs been granted at any time in prior years.

                          SUMMARY COMPENSATION TABLE


                               ANNUAL COMPENSATION
                    -----------------------------------------
                                                                   LONG-TERM
                                                                  COMPENSATION
                                                              --------------------
                                                                AWARDS
                                                              -----------
                                                              SECURITIES  PAYOUTS
                                                OTHER ANNUAL  UNDERLYING  --------   ALL OTHER
NAME AND            FISCAL                      COMPENSATION    OPTIONS     LTIP    COMPENSATION
PRINCIPAL POSITION   YEAR   SALARY   BONUS(2)   (3) (4) (5)       (#)     PAYOUTS     (4) (6)
- - ------------------- ------ -------- ---------- -------------- ----------- -------- --------------
Robert D. Kunisch    1994  $658,462  $553,580           $0       20,000   $359,730      $8,283
President and Chief  1993  620,000    490,003            0       40,000          0       6,690
Executive Officer    1992  580,000      3,310       N/A          97,000          0      N/A

Stephen A. Fragapane 1994  309,615    243,139       12,815        6,000    128,475      28,516
Senior Vice          1993  300,000    209,046       16,094       12,000          0     234,378
President            1992  280,000     10,288       N/A          36,150          0      N/A

William F. Adler     1994  294,423    226,860            0        6,000    128,475       9,188
Senior Vice          1993  280,000    182,093            0       10,000          0       7,256
President            1992  260,000          0       N/A          36,150          0      N/A

H. Robert Nagel (1)  1994  278,846    250,986        4,699       32,000     42,825       9,209
Senior Vice          1993  250,000    219,485        1,074       10,000          0       7,110
President            1992  170,000     72,000       N/A          11,400     N/A         N/A

Roy A. Meierhenry    1994  289,615    205,597        2,491        6,000    111,345       8,986
Senior Vice          1993  280,000    199,761        1,686       10,000          0       7,287
President            1992  258,000          0       N/A          31,150          0      N/A
and Chief Financial
Officer
- - ----------

1. The Bonus paid to Mr. Nagel for fiscal year 1992 was in connection with the Annual Incentive Plan of PHH US Mortgage Corporation, the Company's subsidiary of which Mr. Nagel served as President during fiscal year 1992. The Bonus paid to Mr. Nagel for fiscal year 1993 represents partial awards under each of the Annual Incentive Plan of PHH Corporation and the Annual Incentive Plan of PHH US Mortgage Corporation.
2. Except in the case of Mr. Nagel, amounts shown for fiscal year 1992 represent solely discretionary payments under the Annual Incentive Plans for PHH Corporation in effect for those years.
3. For fiscal year 1994, perquisites and other personal benefits to the named executive officers were less than either $50,000 or 10% of the total annual Salary and Bonus reported for the named executive officers, and therefore, information has not been included.
4. In accordance with the transitional provisions of the SEC's expanded rules on executive compensation disclosure in proxy statements, amounts of Other Annual Compensation and All Other Compensation have not been included for fiscal year 1992.
5. Amounts shown represent reimbursement for taxes paid by the named executive officers in connection with the use of a company-provided automobile and, in addition in the case of Mr. Fragapane, in connection with the payment of relocation expenses.
6. Amounts shown represent the value of the Company's matching cash contribution to the PHH Corporation Employee Investment (401(k)) Plan, and in addition, in the case of Mr. Fragapane, a relocation payment of $19,301.

                        STOCK OPTION GRANTS IN FY 1994

    The following table provides information on option grants in fiscal year 1994 to the named executive officers.


                                                PERCENT OF
                                      NO. OF      TOTAL                             POTENTIAL REALIZABLE VALUE
                                    SECURITIES   OPTIONS                            AT ASSUMED ANNUAL RATES OF
                                    UNDERLYING  GRANTED TO   EXERCISE                STOCK PRICE APPRECIATION   GRANT DATE PRESENT
                                      OPTIONS   EMPLOYEES      PRICE                    FOR OPTION TERM (10         VALUE(5)(6)
                                      GRANTED     IN FY      ($/SHARE)   EXPIRATION        YEARS)(4)(5)         -------------------
    NAME                                 (1)(#)  1994(2)        (3)         DATE         5%           10%        5 YRS.    10 YRS.
    ----                            ----------- ---------- ------------- ---------- ------------ -------------- --------- ---------
R.D. Kunisch ......................  20,000      10.10%       $39.50      05/03/03      $496,827     $1,259,057  $132,200  $196,800
S.A. Fragapane ....................   6,000        3.03        39.50      05/03/03       149,048        377,717    39,660    59,040
W. F. Adler .......................   6,000        3.03        39.50      05/03/03       149,048        377,717    39,660    59,040
H.R. Nagel ........................   12,000       6.06        39.50      05/03/03       298,096        755,434    79,320   118,080
                                     20,000(7)    10.10        42.00      01/10/04       528,271      1,338,744   132,800   197,399
R.A. Meierhenry ...................   6,000        3.03        39.50      05/03/03       149,048        377,717    39,660    59,040
All Stockholders(8) ...............     N/A        N/A          N/A         N/A     $427,143,299 $1,082,474,666    N/A       N/A
- - ----------

(1) The  stock  options  were  granted  for  a  ten-year  term  under  the PHH
    Corporation Amended and Restated Stock Compensation Plan (the "Stock Option Plan"). The stock options were granted on May 3, 1993, with the exception of the January 10, 1994 grant to Mr. Nagel of an option to purchase 20,000 shares. The stock options become exercisable one year after the date of grant, except that in the event of a change in control (as defined in the Stock Option Plan) the options shall become immediately exercisable.
(2) Includes options granted to employees which have been canceled due to termination of employment.
(3) Exercise price equals the market price of PHH stock at date of grant.
(4) The 5% and 10% appreciation over 10 years option valuation method assumes a stock price of $64.34 and $102.45, respectively, at May 3, 2003, the expiration date of the options granted in FY 1994, except that for the option grant of 20,000 shares on January 10, 1994 to Mr. Nagel at an exercise price of $42.00 per share, the 5% and 10% appreciation over 10 years option valuation method assumes a stock price of $68.41 and $108.94, respectively, at January 10, 2004, the expiration date of that option grant.
(5) The potential realizable value and grant date present value of options have been calculated in conformity with Securities and Exchange Commission regulations, and are not intended to either forecast possible future appreciation or to provide a true assessment of present option values, respectively. The Company is not aware of any formula, except for the actual market price, which will either predict or determine with reasonable accuracy the future appreciation or present value based on future unknown or volatile factors. No gain to optionees is possible without stock price appreciation, which will benefit all stockholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee.
(6) The present value of options granted has been reported using the Black-Scholes option pricing model. With the exception of the January 10, 1994 option grant to Mr. Nagel, these values assume: (a) a grant date of May 3, 1993; (b) an exercise price of $39.50 (the closing market price on the date of grant); (c) an exercise date of May 3, 1998 (based on a five-year exercise period) and May 3, 2003 (based on a ten-year exercise period), respectively; (d) a risk-free interest rate of 5% (based on a five-year exercise period) and 6% (based on a ten-year exercise period), respectively; (e) a dividend yield of 3.04%; and (f) volatility of .0289, resulting in an option pricing value of $6.61 (based on a five-year exercise period) and $9.84 (based on a ten-year exercise period), respectively. In the case of the January 10, 1994 option grant to Mr. Nagel, these values assume: (a) a grant date of January 10, 1994; (b) an exercise price of $42.00 (the closing market price on the date of grant);
    (c) an exercise date of January 10, 1999 (based on a five-year exercise period) and January 10, 2004 (based on a ten-year exercise period), respectively; (d) a risk-free interest rate of 5% (based on a five-year exercise period) and 5.63% (based on a ten-year exercise period), respectively; (e) a dividend yield of 2.78%; and (f) volatility of .1440, resulting in an option pricing value of $6.64 (based on a five-year exercise period) and $9.87 (based on a ten-year exercise period), respectively.
(7) In addition to the annual (May 3, 1993) option grant, Mr. Nagel received an additional mid-fiscal year grant on January 10, 1994 of 20,000 shares in order to bring his total compensation in line with the competitive range approved by the Compensation Committee of the Board of Directors, and in recognition of his increased responsibilities as a Senior Officer of the Corporation.
(8) Based on 17,195,785 shares outstanding on May 3, 1993.

        AGGREGATE OPTION/EXERCISES IN FY 1994 AND FY-END OPTION VALUES

    The following table provides information on option exercises in fiscal year 1994 by the named executive officers and the value of such officers' unexercised options.

                                                                                  NO. OF SECURITIES
                                                                               UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                             OPTIONS AT APRIL 30, 1994    IN-THE-MONEY OPTIONS AT
                                                                                         (#)                 APRIL 30, 1994 (1)
                                                   SHARES ACQUIRED   VALUE   --------------------------- --------------------------
    NAME                                           ON EXERCISE (#)  REALIZED EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
    ----                                           ---------------- -------- ------------ -------------- ------------ -------------
Robert D. Kunisch ................................       3,000       $45,000    292,920       20,000      $1,148,980        0
Stephen A. Fragapane .............................      12,400       148,000     99,800        6,000         361,013        0
William F. Adler .................................           0             0     98,850        6,000         416,200        0
H. Robert Nagel ..................................           0             0     49,550       32,000         160,725        0
Roy A. Meierhenry ................................           0             0     91,480        6,000         370,114        0
- - ----------

(1) An "In-the-Money" option is an option for which the option price of the underlying stock is less than the market price at April 30, 1994, and all of the value shown reflects stock price appreciation since the granting of the option.

                                PENSION PLANS

    The Company has a non-contributory Pension Plan for employees providing for fixed benefits commencing at normal retirement age of 65. The Pension Plan benefits paid to executives are supplemented by the PHH Corporation Excess Benefit Plan, which provides for the payment to executives, commencing at the time benefits are paid under the Pension Plan, of benefits that would otherwise be paid to them under the Pension Plan but for certain limitations imposed by the Internal Revenue Code. The Company also maintains a Supplemental Executive Retirement Plan (the "SERP") which provides for supplemental retirement income benefits payable as early as age 60 (or earlier upon death, early retirement (with reduced payments) or disability) after completing at least five credited years of executive service. Aggregate benefits under these plans are computed on the basis of a straight-life annuity and are offset by Social Security benefits and any benefits payable under retirement plans of former employers acquired by the Company.

                                PENSION TABLE

    The following table shows the estimated aggregate benefits payable under the Pension Plan, the Excess Benefit Plan and the SERP for persons retiring at age 60, calculated on a straight life annuity basis under various assumptions as to years of credited service and final average compensation and without regard to offsets for Social Security benefits or any benefits payable under former employers' plans.


   FINAL                YEARS OF CREDITED SERVICE
  AVERAGE    ------------------------------------------------
COMPENSATION    15       20       25        30         35
- - ------------ -------- -------- -------- ---------- ----------
$   250,000  $150,000 $150,000 $150,000   $150,000   $150,000
    300,000   180,000  180,000  180,000    180,000    180,000
    350,000   210,000  210,000  210,000    210,000    210,000
    400,000   240,000  240,000  240,000    240,000    240,000
    450,000   270,000  270,000  270,000    270,000    270,000
    500,000   300,000  300,000  300,000    300,000    300,000
    550,000   330,000  330,000  330,000    330,000    330,000
    600,000   360,000  360,000  360,000    360,000    360,000
    650,000   390,000  390,000  390,000    390,000    390,000
    700,000   420,000  420,000  420,000    420,000    420,000
    750,000   450,000  450,000  450,000    450,000    450,000
    800,000   480,000  480,000  480,000    480,000    480,000
  1,000,000   600,000  600,000  600,000    600,000    600,000
  1,200,000   720,000  720,000  720,000    720,000    720,000

    Final Average Compensation for purposes of computing aggregate benefits under the plans generally is the average, for the five years of service prior to retirement or other termination of employment, of base salary and bonus as reported under the "Salary" and "Bonus" columns in the Summary Compensation Table, although the grant-date cash-equivalent value of stock options granted in 1992 in lieu of merit salary increases or annual bonuses is also included. The Company has entered into supplemental executive retirement agreements with the executive officers named in the Summary Compensation Table which establish a floor for Final Average Compensation and, in some cases, grant additional years of credited service for purposes of calculating benefits under the SERP. Taking into account these supplemental agreements, for purposes of the SERP and for purposes of calculating aggregate pension benefits under the Pension Table, the executive officers named in the Summary Compensation Table are deemed to have Final Average Compensation as follows: Mr. Kunisch $1,110,003; Mr. Fragapane $509,046; Mr. Meierhenry $479,761; Mr. Nagel $469,485 and Mr. Adler $462,093. The SERP provides a maximum benefit of 60% of Final Average Compensation for participants with 15 or more years of credited service. Each of the executive officers named in the Summary Compensation Table has or is deemed to have at least 15 years of credited service other than Mr. Fragapane who has 8 years of credited service and Mr. Adler who has 10 years of credited service.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                      AND CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into agreements with six executives, including the five named in the Summary Compensation Table, pursuant to its Senior Executive Severance Plan originally adopted in 1984 and subsequently amended. The Company's obligations under each agreement are triggered if the executive's employment is terminated either (a) within two years of a change in control (as defined) by the Company without cause (as defined) or by the executive for good reason (as defined) or (b) within the 30-day period following the first anniversary of a change in control by the executive for any reason (other than death, disability or normal retirement). Under each agreement, the terminated executive would receive a cash severance payment equal to the sum of (a) three times the highest amount of salary and incentive compensation (as defined) paid to the executive during any consecutive 12 months in the three-year period preceding termination, (b) the maximum amount to which the executive would have been entitled assuming attainment of certain corporate performance levels (as specified) under the current long-term incentive plans in which the executive was participating, and (c) the value of three additional years' worth of retirement benefits. The agreements also provide for the continuation for up to three years of health care and life insurance and certain other benefits, and protect the executives against the assessment of certain income and excise taxes. In addition, in the event of an actual or potential change in control, the Company would be required to fund a grantor trust in an amount sufficient to cover the Company's possible obligations during the agreements' two-year employment protection period. The monies in the trust would revert to the Company if or to the extent such obligations were not triggered.

    For purposes of these agreements, a change in control would occur when a third party or group becomes the owner of stock of the Company entitled to cast 20% or more of general voting power of the Company's stock or where, as a result of one or more tender offers, mergers, other acquisitions or proxy contests, a majority of the Board of Directors has changed.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is a member of the Compensation Committee of the Company.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors who are not eligible to participate in any of the executive compensation plans that it administers. The Committee is responsible for establishing the Company's executive compensation philosophy and the compensation of executives in accordance with that philosophy in a manner designed to attract and retain qualified, motivated executives and to closely align their financial interests with those of the Company's stockholders. Prior to the commencement of each fiscal year of the Company, the Committee reviews the Company's executive compensation philosophy and strategic business plan performance goals and establishes the executive compensation structure, the targets for awards under the Company's incentive plans, and the range of potential individual payments in accordance with that philosophy and those goals. The Committee considers the recommendations of the Company's Human Resources Department, the Chief Executive Officer (except with regard to his own compensation) and outside compensation consultants. The Committee also reviews the factors on which such recommendations are based, including previous Company performance and strategic business objectives, performance of individual executives, and data on executive compensation paid by similarly situated companies in comparable industries. The Committee reviews with the Board of Directors on an annual basis the executive compensation structure and programs, and submits for Board approval its recommendations as to compensation of executive officers.

    Company performance is generally expressed in terms of the Company's return on beginning equity ("ROBE") for the relevant fiscal year based upon the Committee's belief that ROBE is the best measure of achieving long-term shareholder value. ROBE is determined by dividing (a) the Company's net income, including a deduction for the amount of any incentive to be paid, by
(b) the beginning shareholders' equity for the relevant fiscal year. Individual executive performance is generally evaluated on the basis of the executive's attainment of performance objectives identified at the beginning of the fiscal year. Other measures of Company and individual performance may also be taken into account; however, except as specifically noted in the description of the Annual Incentive Plan below, no specific weightings are assigned to any particular factor.

    The   competitive  nature  of  the  Company's  executive  compensation  is determined by reference to publicly available data on companies in the business and financial services industries, including those in the leasing and mortgage banking industries, and to published executive compensation surveys. The report of the Company's independent compensation consultants compares this data to the compensation of the Company's executives, in terms of total cash compensation, financial performance, executive officer stock ownership levels and stock option grant practices. Certain of the companies in the Company's comparison group for executive compensation purposes (the "Comparison Group") are included either in the S&P Midcap Commercial Services (Specialized) Index or the Value Line Industrial Services Industry Index shown in the Stock Performance Chart on p. 18. The Committee believes that the companies included in the Comparison Group are the Company's most direct competitors for executive talent, and therefore serve as better indicators of competitive levels of executive compensation than those companies included in either the S&P Midcap Commercial Services (Specialized) Index or the Value Line Industrial Services Industry Index used in the Stock Performance Chart.

    New limits on the deductibility of compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers of public companies under Section 162 of the Internal Revenue Code have been imposed by the Omnibus Budget Reconciliation Act of 1993. The Company will first become subject to these limitations in the fiscal year beginning May 1, 1994. Accordingly, the Committee will consider the Company's alternatives with respect to adjustment of its compensation programs to qualify for certain exemptions to the deductibility limitation as ultimately defined in final
Internal        Revenue        Service        regulations,       and       the
desirability of those alternatives in terms of their ability to meet the executive compensation philosophy and strategy established by the Committee.

    EXECUTIVE COMPENSATION PHILOSOPHY

    The Company's philosophy is to respond to the interests of stockholders in the payment of executive compensation, and specifically, to link the interests of executives to the interests of stockholders. The Company's executive compensation is structured to (a) align executive compensation with Company and individual performance, (b) ensure fairness and consistency in executive compensation in accordance with both competitive market levels and individual responsibilities and performance, (c) promote flexibility for growth in new markets and/or services, (d) ensure the maintenance of sound and adequate financial reporting and accounting controls on executive compensation, and (e) emphasize both short and long-term Company performance.

    Consistent with this philosophy, the Company is committed to providing total executive compensation which attracts and retains executives qualified and motivated to fulfill the Company's business strategy and to deliver enhanced stockholder value. Accordingly, the Company has consistently adhered in both principle and practice to the concept of pay-for-performance and relies heavily on incentive compensation programs designed to motivate executives to achieve the Company's short and long-term business objectives.

    EXECUTIVE COMPENSATION STRUCTURE

    The executive compensation structure consists of salary, annual incentives, long-term incentives, stock options and other benefits generally available to all employees. Each component is offered to executives in combinations designed to meet strategic business objectives and to provide risk-based pay opportunities which reflect individual and Company performance. Within this structure, total compensation, including base salary, for individual executives varies equitably with their individual responsibilities and performance.

    BASE SALARY

    The base salary is determined in accordance with that paid to persons holding similar positions in the Comparison Group companies. In assessing the competitive position of the Company's salaries for fiscal year 1994, the target level used was the median (50th percentile) of competitive rates. Actual salaries for each position are based on the positioning of base salary within the competitive range, individual performance in relation to the executive's responsibilities during the previous year, the value each executive is expected to contribute to the Company during the next fiscal year, and the financial performance of the operations, as measured by net income, directed by the executive in relation to that provided for in the annual financial plan for those operations. In general, the financial performance of the operations directed by the executives named in the Summary Compensation Table achieved the goals provided for in the annual financial plan for those operations. The Committee does not assign specific weightings to any particular factor, but rather applies its collective business judgment to recommend for approval by the full Board of Directors a base salary that it deems fair to the Company and its stockholders. For fiscal year 1994, actual base salaries paid to the executive officers named in the Summary Compensation Table, other than the Chief Executive Officer, were at 5.2% above the median of competitive rates.

    ANNUAL INCENTIVE PROGRAM

    Annual incentive awards are targeted between the 50th and 75th percentile of competitive incentive targets and vary with measures of Company and individual performance.

    Executives designated by the Committee are eligible to participate in an annual cash incentive plan (the "Annual Incentive Plan") which is designed both to encourage the achievement of the Company's short-term strategic business objectives and to recognize specific contributions by executives to the attainment of the Company's performance goals by providing direct cash incentives. The level of payout for executive officers is expressed as a percentage of base salary, which increases for higher positions within the Company, thereby placing a greater percentage of compensation at risk for those with greater responsibilities.

    The annual incentive award to executives is based primarily on the attainment of specific business performance objectives expressed in terms of the Company's ROBE (the "formula-derived award"). Before any formula-derived award can be paid out under the Annual Incentive Plan, the Company must achieve a threshold minimum ROBE, with increasing amounts to be awarded if the Company achieves or exceeds the target ROBE. A portion of the formula-derived award is attributable to the Committee's collective subjective evaluation of individual performance provided that the Company's net income targets in addition to ROBE targets have been attained. The Chief Executive Officer (and, with respect to the Chief Executive Officer's award, the Committee without any input from the Chief Executive Officer) is given discretionary authority under the Annual Incentive Plan to adjust individual formula-derived awards based on his or its subjective determination of individual performance and the level of ownership of the Company's common stock. No particular weightings are accorded to any one factor; the Committee instead applies its collective subjective business judgment to reach a decision on compensation that it deems fair to the Company and its stockholders.

    For fiscal year 1994, the Company achieved a ROBE of 14.11% and net income of $64.6 million, which exceeded the target objectives under the Annual Incentive Plan. Based on these results and the Committee's collective subjective evaluation of individual performance against personal objectives established at the beginning of the fiscal year, the Committee approved annual incentive awards to the named executive officers, as reflected in the Summary Compensation Table on page 9.

    LONG-TERM INCENTIVE PROGRAM

    The Company's long-term incentive program consists of both long-term incentive awards based on the Company's performance over the three-year period designated by the Committee and stock options. Awards and stock option grants to executives under the long-term incentive program are targeted between the 50th and 75th percentile of competitive incentive targets, including the level of stock option grants. Awards to executives under the long-term incentive plan vary with measures of Company and individual performance. Stock option grants are based upon position level and individual performance.

    Long-Term Incentive Plan

    Executives designated by the Committee participate in biennial long-term incentive plans (collectively the "Long-Term Incentive Plans") which are designed to encourage the achievement of the Company's long-term objectives by providing direct cash, stock grants or stock option incentives. Incentives awarded under each Long-Term Incentive Plan are based wholly on the Company's achievement of threshold minimum business performance objectives, expressed in terms of the Company's average annual ROBE, which are established by the Committee under the Long-Term Incentive Plan for the relevant award period consisting of three complete fiscal years of the Company. As with the Annual Incentive Plan, the level of payout for executive officers under the Long-Term Incentive Plan is expressed as a percentage of base salary, which increases for higher positions within the Company, thereby placing a greater percentage of compensation at risk for those with greater responsibilities.

    The Company achieved an average ROBE during fiscal years 1992 through 1994 of 13.39%, which exceeded the threshold minimum objectives, but was less than the target objectives under the Long-Term Incentive Plan for fiscal years 1992-93-94 (the "FY'94 Long-Term Incentive Plan"). Based on these results, the Committee approved long-term incentive awards to the named executive officers equal to 85% of target under the FY'94 Long-Term Incentive Plan, as reflected in the Summary Compensation Table.

    Stock Option Grants

    Both nonqualified stock options and incentive stock options, as defined in the Internal Revenue Code of 1986, are granted periodically to executive officers designated by the Committee as a means of further aligning the interests of executives with the long-term interests of stockholders.
Executives are encouraged to exercise options and to hold those shares received upon the exercise of options. It is the Company's objective to achieve a significant level of stock ownership by executives through this program.

    The options are granted pursuant to the Amended and Restated Stock Compensation Plan of 1990 (the "1990 Compensation Plan"). Options generally may not be exercised prior to the first anniversary of the date of grant and expire ten years after the date of grant. Options granted by the Company have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the appreciation in the market value of the Company's Common Stock.

    The actual number of stock options granted to each executive in fiscal year 1994 is based on the executive's position level, the Committee's collective subjective evaluation of the executive's performance and the executive's existing level of stock ownership. No particular weighting is accorded to any one factor, nor does the Committee directly consider past Company performance in determining the option grants.

    OTHER EMPLOYEE BENEFITS

    Executive officers are also eligible to participate in other benefit plans generally available to all employees (including medical, dental, 401(k) and pension), as well as certain other perquisites and benefits designed to promote business development and financial planning, and to replace benefit opportunities lost due to regulatory limits on qualified pension plan participation. The Committee believes that these benefits are competitive with those offered in the marketplace and are essential to attract and retain key executives.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Committee meets without the Chief Executive Officer to evaluate his performance and to determine his total annual compensation. The Committee determined Mr. Kunisch's fiscal year 1994 total compensation in a manner consistent with the structure and guidelines discussed above. Specifically, the Committee considered the report of the Company's outside compensation consultant on the competitiveness of the Chief Executive Officer's total compensation with that offered to other chief executive officers of companies in the Comparison Group. The Committee also considered the Company's achievement of strategic business performance and financial objectives, and Mr. Kunisch's performance in meeting those objectives. In reviewing the Company's performance, the Committee takes into account the Company's revenue, net income, earnings per share and ROBE. The Committee does not assign specific weightings to any particular factor, but rather applies its collective business judgment to reach a decision on compensation that it deems fair to the Company and its stockholders.

    The Committee determined that an increase in Mr. Kunisch's salary for fiscal year 1994 was warranted in view of both Mr. Kunisch's and the Company's performance for fiscal year 1993. The Committee also determined that an increase in Mr. Kunisch's salary should be made to bring it within competitive market levels. Mr. Kunisch's salary for fiscal year 1994 was at 3.6% above the median of competitive rates. The Committee considered the extensive efforts and dedication of the Chief Executive Officer in managing the Company's core businesses, resulting in the development of significant opportunities for expansion. The leadership vision provided by Mr. Kunisch was recognized as well as his fulfillment of the key roles of Chief Executive Officer and President of the Company in addition to that of Chairman of the Board of Directors. The Committee also considered the achievement of increased financial returns to the Company's stockholders, largely as a result of strategic business decisions made by Mr. Kunisch. The Company's net income for fiscal year 1993 grew to $56.4 million, an increase of 13% over fiscal year 1992, and earnings per share increased 11% to $3.25.

    The award paid to Mr. Kunisch under the Fiscal Year 1994 Annual Incentive Plan was based primarily upon the Company's achievement of a ROBE of 14.11%, which exceeded the Company performance target objectives for fiscal year 1994. The award paid to Mr. Kunisch under the FY'94 Long-Term Incentive Plan was based wholly upon the Company's achievement of an average ROBE of 13.39% for fiscal years 1992-93-94, which average was slightly less than the target objectives under the FY'94 Long-Term Incentive Plan. The level of awards under the incentive plans as a percentage of Mr. Kunisch's salary are consistent with the executive compensation structure to place a greater percentage of compensation at risk for those with greater responsibility.

    The fiscal year 1994 stock options granted to Mr. Kunisch reflect the stated desire of the Committee to increase his stock-based compensation relative to other aspects in order to further align his total compensation with the interests of stockholders. Mr. Kunisch's total compensation for fiscal year 1994 is set forth in the Summary Compensation Table appearing on
p. 9.

                                      PHH CORPORATION
                                      COMPENSATION COMMITTEE
                                      L. Patton Kline, Chairman
                                      Thomas V. King
                                      Francis P. Lucier

                           STOCK PERFORMANCE GRAPH

    The graph below compares the total return of the Company's Common Stock, the S&P 500 Index, the S&P Midcap Commercial Services (Specialized) Index and the Value Line Industrial Services Industry Index during the five fiscal years ended April 30, 1994. The cumulative total return is calculated assuming $100 was invested on April 30, 1989, in the Company's Common Stock and in each of the foregoing indices. The graph also assumes that all dividends were reinvested.

    There can be no assurance as to the future trends in the cumulative total return of the Company's Common Stock or of the following indices. The Company does not make nor does it endorse any predictions as to future stock performance.

CUMULATIVE TOTAL RETURN CHART

(1) The Company has selected the S&P Midcap Commercial Services (Specialized) Index as the industry index to which to compare the total return of the Company's Common Stock on the belief that information concerning the composite companies is more readily available to stockholders than that of the Value Line Industrial Services Industry Index to which the Company compared the performance of its Common Stock in its 1993 Proxy Statement. In accordance with Securities and Exchange Commission regulations, the Company has compared the performance of its Common Stock to both that of the S&P Midcap Commercial Services (Specialized) Index and the Value Line Industrial Services Industry Index. The Company is a composite company in both of the industry indices and expresses no opinion as to the appropriateness of using one industry index over the other for purposes of comparing the performance of its Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain Directors and officers of the Company, members of their immediate families or entities with which they are associated, entered into transactions with the Company, including the Company's services for obtaining residential mortgage loans, home relocation and vehicle leasing and/or management, during fiscal year 1994. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or have other features unfavorable to the Company.

                              ACCOUNTING MATTERS

    KPMG Peat Marwick served as the independent auditors of the Company for the fiscal year ended April 30, 1994, and the Board of Directors has selected that firm to continue as the Company's independent auditors for the current fiscal year. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                     DEADLINE FOR STOCKHOLDERS' PROPOSALS
                           FOR 1995 ANNUAL MEETING

    All stockholder proposals for action at the 1995 Annual Meeting must be received by the Secretary of PHH Corporation, 11333 McCormick Road, Hunt Valley, Maryland 21031 by March 10, 1995, and must otherwise comply with the rules of the Securities and Exchange Commission in order to be eligible to be included in the Company's proxy statement for the 1995 Annual Meeting.

                                ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended April 30, 1994, which does not constitute a part of this Proxy Statement, is being mailed to all persons who were Stockholders of record on June 24, 1994, together with the mailing of this Notice of Annual Meeting and Proxy Statement.

                                OTHER MATTERS

    The Board of Directors does not know of any matters which will be brought before the meeting other than those set forth in the notice thereof. However, if any matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy will vote thereon in accordance with their best judgment.